SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        February 24, 2003

DOMINION HOMES, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-23270	31-1393233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 Frantz Road, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 761-6000

Registrant’s telephone number, including area code

Item 7. Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 24, 2003

Item 9. Regulation FD Disclosure.

On February 24, 2003, Dominion Homes, Inc., an Ohio corporation (the “Company”), announced its scheduled presentation to the investment community via live audio webcast at the Raymond James Institutional Investors Conference on Tuesday March 4, 2003 at 4:25 PM Eastern Time. A press release announcing this scheduled presentation, which is attached as Exhibit 99.1 hereto and incorporated by reference, is being furnished under this Item 9 in accordance with the provisions of Regulation FD (17 CFR §§ 243.100 et seq.).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION HOMES, INC.

By:	/s/ Jon M. Donnell
Jon M. Donnell President and Chief Operating Officer

Date: February 24, 2003